UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2009 (August 3, 2009)

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Four Stamford Plaza

107 Elm Street

Stamford, CT 06902

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 3, 2009, Information Services Group, Inc. (“ISG” or the “Company”) released its earnings for the second quarter 2009 which ended on June 30, 2009 and is furnishing a copy of the earnings release to the Securities and Exchange Commission under Item 2.02 of this Current Report on Form 8-K. In addition, ISG will discuss its financial results during a teleconference call on Tuesday, August 4, 2009 at 2 p.m. (EDT). To access the teleconference call, go to ISG’s website at www.informationsg.com.  The press release is furnished herewith as Exhibit 99.1 and shall not be deemed filed for purposes of the Exchange Act.

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  ISG believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation and amortization of intangible assets resulting from acquisitions) and cash earnings (defined as net income plus amortization of intangible assets and non-cash stock based compensation) and selected financial data on a constant currency basis (using foreign currency exchange rates as of November 30, 2008), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)           On August 3, 2009, Kalpana Raina was named to the Board of Directors of Information Services Group, Inc. (“ISG”) as a Class II director with a term expiring at the annual meeting in 2012.  In addition, Ms. Raina has been appointed a member of the Audit, Compensation, and Nominating and Corporate Governance Committees effective immediately.  On August 3, 2009, pursuant to the 2007 Equity Incentive Plan, Ms. Raina received a grant of 55,000 restricted stock units of ISG common stock.  The restricted stock units shall become vested in three equal installments on each of the first, second and third anniversaries of August 3, 2009 (or earlier in the event of a change of control of ISG or such director’s death or disability).

A press release announcing the election of Ms. Raina was issued on August 3, 2009, a copy of which is filed as Exhibit 99.2 hereto and is incorporated herein in its entirety.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibit.

99.1         Press Release dated August 3, 2009

99.2         Press Release dated August 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2009	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 3, 2009

99.2	Press Release dated August 3, 2009